           As filed with the Securities and Exchange Commission on July 30, 2003
                                       An Exhibit List can be found on page II-6
                                                    Registration No. 333-_______



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                              TORBAY HOLDINGS, INC.
--------------------------------------------------------------------------------
                 (Name of small business issuer in its charter)

         Delaware                          5064                  52-2143186
---------------------------------   --------------------   --------------------
(State or other jurisdiction         (Primary Standard       (I.R.S. Employer
of incorporation or organization)       Industrial          Identification No.)
                                     Classification Code)

                            4 Mulford Place, Suite 2G
                            Hempstead, New York 11550
                                  516-292-2023
        (Address and telephone number of principal executive offices and principal place of business)


                         William Thomas Large, President
                            4 Mulford Place, Suite 2G
                            Hempstead, New York 11550
                                  516-292-2023
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
                                                        Proposed
                                                         maximum          Proposed
                                                        offering           maximum
   Title of each class of           Amount to be        price per        aggregate           Amount of
 securities to be registered       registered (1)       share (2)       offering price     registration fee
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common stock, $.0001 par        39,000,000(3)        $.02                $780,000               $63.10
        value, underlying the
          secured convertible
                   debentures
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common Stock, $.0001 par         1,000,000(4)        $.03                 $30,000               $ 2.43
   value, underlying warrants
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total        40,000,000                               $810,000               $65.53
------------------------------- -------------------- ---------------- ------------------ --------------------


(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the debentures and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the debentures and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 28, 2003, which was $.02 per share.

(3) Includes a good faith estimate of the shares underlying convertible debentures to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.03 per share to account for antidilution and price protection adjustments.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED JULY 30, 2003



                              TORBAY HOLDINGS, INC.
                              40,000,000 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 40,000,000 shares of our common stock, including up to 39,000,000 shares of common stock underlying convertible debentures and up to 1,000,000 shares issuable upon the exercise of common stock purchase warrants. The convertible debentures are convertible into our common stock at the lower of $0.05 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "TRBY". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on July 28, 2003, was $.02.

         Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is _______, 2003.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Torbay Holdings, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Our Company

         We are a company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999. On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into us. We became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

         We had a net loss of $224,281 for the quarter ended March 31, 2003. Because we increased our product development and manufacturing activities, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. Revenues and profits, if any, will depend upon various factors, including whether we will be able to manufacture and market our appliance and computer products.

         Our audited financial statements for the fiscal year ended December 31, 2002, reflect a loss of $1,571,853 since inception, a working capital deficiency of $644,065 and a stockholders' deficiency of $522,447. Our auditors have raised substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital are not obtained to meet our working capital needs.

         Our principal executive offices are located at 4 Mulford Place, Suite 2G, Hempstead, New York, 11550 and our telephone number is 516-292-2023. We maintain an Internet Web site at http://wwww.torbayholdingsinc.net. Information contained on our Internet Web site is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part.





              The Offering

Common stock offered
  by selling stockholders.........  Up to  40,000,000  shares,  including  up to
                                    39,000,000 shares of common stock underlying
                                    convertible  debentures  in  the  amount  of
                                    $250,000 and up to 1,000,000 shares issuable
                                    upon the exercise of common  stock  purchase
                                    warrants  at an  exercise  price of $.05 per
                                    share,  based on current  market  prices and
                                    assuming full  conversion of the convertible
                                    debentures  and  the  full  exercise  of the
                                    warrants  (includes a good faith estimate of
                                    the shares underlying convertible debentures
                                    and shares  underlying  warrants  to account
                                    for market  fluctuations,  and  antidilution
                                    and    price     protection     adjustments,
                                    respectively). This number represents 45% of our current outstanding stock after full conversion.

Common stock to be
  outstanding after the offering..  Up to 88,868,939 shares

Use of proceeds...................  We will not receive any proceeds from the sale of the common stock in this offering.

Over-The-Counter Bulletin
  Board Symbol....................  TRBY



         The above information regarding common stock to be outstanding after the offering is based on 88,868,939 shares of common stock outstanding as of July 23, 2003 and assumes the subsequent conversion of our issued convertible debentures, with interest, and exercise of warrants by our selling stockholders.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors have provided us with an aggregate of $250,000 as follows:

         o        $50,000 was disbursed on April 16, 2003;

         o        $25,000 was disbursed on May 13, 2003;

         o        $35,000 was disbursed on June 20, 2003; and

         o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. As of July 23, 2003, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.01 and, therefore, the conversion price for the convertible debentures was $.005. Based on this conversion price, the $250,000 convertible debentures, excluding interest, were convertible into 50,000,000 shares of our common stock.

         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the convertible debentures.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

         We have summarized all material risks in this section. You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment.

Risks relating to our business:

We have had losses since our inception. We expect losses to continue in the future and there is a risk we may never become profitable.

         We had a net loss of $224,281 for the three months ended March 31, 2003 and a net loss of $1,571,853 as of December 31, 2002. Because we increased our product development and manufacturing activities, we anticipate that we will incur operating expenses in connection with continued development, testing and manufacturing of our proposed products, and expect these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that we are able to achieve adequate product sales levels. Revenues and profits, if any, will depend upon various factors, including whether we will be able to manufacture and market our appliance and computer products.

There is uncertainty as to our continuation as a going concern.

         Our audited financial statements for the fiscal year ended December 31, 2002, reflect a loss of $1,571,853, a working capital deficiency of $644,065 and a stockholders' deficiency of $522,447. These conditions raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs. We need approximately $500,000 to fund our operations through 2004. If we continue to incur losses, we may not be able to fund continuing business operations, which could lead to the limitation or closure of some or all of our operations.

Funding for our capital needs is not assured, and we may have to curtail our business if we cannot find adequate funding.

         We currently have no legally binding commitments with any third parties to obtain any material amount of additional equity or debt financing. We need immediate funds and may not be able to obtain any additional financing in the amounts or at the times that we may require the financing or, if we do obtain any financing, that it would be on acceptable terms because we have no assets to pledge as security for the loan. As a result, we may not have adequate capital to implement future expansions, maintain our current levels of operation or to pursue strategic acquisitions. Our failure to obtain sufficient additional financing could result in the delay or abandonment of some or all of our development, expansion and expenditures, which could harm our business and the value of our common stock.

Our current and potential competitors, some of whom have greater resources and experience that we do, may develop products and technologies that may cause demand for, and the prices of, our products to decline.

         The general appliances industry is competitive as well as the general computer products industry which includes several companies which have achieved substantially greater market share than we have, and have longer operating histories, have larger customer bases, have substantially greater financial, development and marketing resources than we do. We expect our competition to intensify as the Internet continues to grow. Existing or future competitors may develop or offer products that are comparable or superior to ours at a lower price, which could harm our business, results of operations and financial condition.

As a developer in the computer appliance industry, we may experience substantial cost overruns in manufacturing and marketing products, and may not have sufficient capital to successfully complete any of our products.

         In the computer household appliances and furnishings industry the commercial success of any product is often dependent on factors beyond the control of the company, including, but not limited to, market acceptance and retailers' prominently shelving and selling the products. We may experience substantial cost overruns in manufacturing and marketing our products, and may not have sufficient capital to successfully complete any of our projects. We may not be able to manufacture or market our products because of industry conditions, general economic conditions, competition from existing or new manufacturers and distributors, or lack of acceptance for our products by consumers or retail outlets.

If we are not able to contract with retail outlets to sell our products, we may not be able to continue to operate.

         We intend to market our products through upscale department stores, boutiques and designer outlets. We do not currently have any arrangements or agreements with any such stores to carry our products once produced. We may not be able to locate retail outlets to stock our products, what shelving space prominence those outlets will give our products, or whether our products will be given a lower profile in the future.

We may not be able to protect our patents,  trademarks  and  proprietary  and/or
non-proprietary   rights,  and,  we  may  infringe  upon  patents,   copyrights,
trademarks and proprietary rights of others.

         Notwithstanding the pending registration of certain trade names with the United States Patent and Trademark Office, and the grant of a patent and trade marks by the British Patent Office, we may not be able to enforce against use of any of our marks or patents. If we are not able to prevent competitors from using the same or similar names, marks, concepts or appearances, we may not have the financial resources necessary to protect our marks against infringing use.

We may, in the future, issue additional shares of our common stock which would reduce investors percent of ownership and may dilute our share value.

         Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, and 20,000,000 shares of preferred stock, par value $.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common or preferred stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and may lower the price of our common stock.

A majority of our assets are located outside of the United States and, as a result, it may not be possible for investors to effect service of process or enforce judgments against our assets.

         We anticipate that a substantial portion of the assets that may be developed or acquired by us will be located outside the United States and, as a result, it may not be possible for investors to effect service of process within the United States upon the officers or directors, or to enforce against our assets, or against such person, judgments obtained in United States courts predicated upon the liability provisions, and most particularly the civil liability provisions, of the United States securities laws or state corporation or other law.

Risks relating to our current financing arrangement:

There are a large number of shares underlying our convertible debentures, and warrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

         As of July 23, 2003, we had 48,868,939 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 50,000,000 shares of common stock at current market prices, and outstanding warrants to purchase 500,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible debentures may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the debentures and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The  continuously   adjustable  conversion  price  feature  of  our  convertible debentures could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

         Our obligation to issue shares upon conversion of our convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the 20 trading days preceding July 23, 2003 of $0.01.


% Below                                                   Number
Outstanding           Price Per    With Discount        of Shares       % of
Market                 Share          at 50%             Issuable       Stock
------                 -----          ------             --------       -----
25%                   $.0075         $.0038            66,666,667       57.70%
50%                   $.0050         $.0025           100,000,000       67.17%
75%                   $.0025         $.0013           200,000,000       80.36%


         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The  continuously   adjustable  conversion  price  feature  of  our  convertible debentures may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

         The convertible debentures are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debentures, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

         The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible debentures and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.90% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debentures and registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. Accordingly, we have allocated and registered 40,000,000 shares to cover the conversion of the convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debentures, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.

         In April 2003, we entered into a Securities Purchase Agreement for the sale of an aggregate of $250,000 principal amount of convertible debentures. The convertible debentures are due and payable, with 12% interest, one year from the date of issuance, unless sooner converted into shares of our common stock. The investors have provided us with an aggregate of $250,000 as follows:

         o        $50,000 was disbursed on April 16, 2003;

         o        $25,000 was disbursed on May 13, 2003;

         o        $35,000 was disbursed on June 20, 2003; and

         o        $140,000 was disbursed on July 18, 2003.

Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         In addition, any event of default could require the early repayment of the convertible debentures, including a default interest rate of 15% on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debentures. If we are required to repay the convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Risks relating to our common stock:

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our directors and executive officers beneficially own Approximately 10% of our common stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

         As of July 23, 2003, our executive officers, directors and affiliated persons beneficially owned approximately 10% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

         o        elect or defeat the election of our directors;

         o amend or prevent amendment of our articles of incorporation or bylaws;

         o effect or prevent a merger, sale of assets or other corporate transaction; and

         o control the outcome of any other matter submitted to the stockholders for vote.

         As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We may receive proceeds of up to $15,000 from the exercise of the warrants by the selling stockholders, which will be used for working capital.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         On December 23, 2000 our common stock was authorized to trade on the over-the-counter market with quotations available on the OTC Electronic Bulletin Board under the symbol "TRBY." No trades occurred until January 3, 2001.

         The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.



                                            HIGH            LOW
                                          -------          ------
YEAR  ENDED  DECEMBER  31,  2001

First Quarter                              $4.87            $4.00
Second  Quarter                            $4.62            $0.30
Third  Quarter                             $2.00            $0.25
Fourth  Quarter                            $0.50            $0.32

2002
----
First Quarter                              $0.62            $0.11
Second Quarter                             $0.23            $0.04
Third Quarter                              $0.15            $0.04
Fourth Quarter                             $0.21            $0.03

2003
----
First Quarter                              $0.15            $0.01
Second Quarter                             $0.23            $0.04
Third Quarter (as of July 29, 2003)        $0.04            $0.01

Security Holders

         At July 23, 2003, there were 48,868,939 shares of our common stock outstanding, which were held of record by approximately 373 stockholders, not including persons or entities who hold the stock in nominee or "street" name through various brokerage firms. The transfer agent of our common stock is Stocktrans, Inc., 44 W. Lancaster Avenue Ardmore, Pennsylvania 19003.

Dividends

         We have not paid a dividend since our incorporation. Our Board of Directors may consider the payment of cash dividends, dependent upon the results of our operations and financial condition, tax considerations, industry standards, economic considerations, regulatory restrictions, general business factors and other conditions.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

         We are a holding company for late-stage developmental, or early-stage commercial, companies with opportunities in niche markets. We currently own two subsidiaries, Designer Appliances Ltd. and Designer Appliances, Inc., a Delaware corporation, and will actively be seeking additional and appropriate acquisitions. We have acquired valuable intellectual property rights including UK Patent for a computer mouse that is thought to be beneficial to computer mice users with regards to the area of treatment and prevention of repetitive strain injury. The UK patent is the basis for further patent applications that may result in an extent of the scope and geography of our current patent position. We have achieved what we believe are significant technical developments that will be patent protected, though there is no guarantee that such developments will proceed to a patent.

         We sell and market the Quill Mouse computer mouse and related software. The Company's products are designed to attract a premium, price in the upper sectors of our market. There is no assurance that we, through our subsidiaries, will be able to successfully manufacture or market these items.

         In July 2001, we entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL MOUSE". Under the terms of the agreement, we acquired all of the sellers' rights, title and interest in the QUILL MOUSE in exchange for 220,000 Series 1 Convertible Preferred Shares. These shares will be convertible 1:10 into 2,200,000 shares of common stock upon the QUILL MOUSE generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 220,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $22,000. The preferred shares were issued on April 22, 2002.

         The agreement also calls for the issuance of an additional 200,000 shares of Series 1 Convertible Preferred Stock upon the Company receiving an approval for the patent rights to the QUILL MOUSE. Such patent rights were granted in January 2002 and the 200,000 preferred shares were issued on April 22, 2002.

         The Company intends to market and sell only products that are designed to attract a premium, upscale market. Management believes that it has identified several products, including the Quill Mouse, of an under exploited opportunity in the computer, household and domestic appliances markets. Because of the Company's precarious financial condition and limited capital resources, it is currently limiting its operations to the production and sale of the Quill Mouse and related software.

Results of Operations and Comprehensive Income (Loss) For the Three Months Ended March 31, 2003 and 2002

         We incurred a net loss of $224,281 for the three months ended March 31, 2003 compared to $51,427 for the three months ended March 31, 2002. The increase in net loss reflects the increase in operating expenses and consulting fees over the prior period and is primarily attributable to the cost associated with the commencement of marketing of the QUILL mouse.

         We generated revenues of $11,701 for the three months ended March 31, 2003 compared with no revenue for the same period of 2002. All of these revenues resulted from the commencement of our sales of the QUILL MOUSE.

         Our selling, general and administrative expenses increased $114,041 to $165,468 for the three months ended March 31, 2003 from $51,427 for the three months ended March 31, 2002. This change was primarily due to increased costs, including consulting fees, associated with the commencement of marketing of the QUILL MOUSE.

Results of Operations for the Years Ended December 31, 2002 and 2001

         We incurred a net loss of $1,571,853, or $.08 per share for the year ended December 31, 2002 compared to a net loss of $418,184, or $.03 per share, for the year ended December 31, 2001. The increase in net loss reflects the increase in operating expenses and interest and financing costs over the prior period. We generated revenues of $3,553 for the year ended December 31, 2002.

         Our total operating expenses increased $570,336 to $971,952 for the year ended December 31, 2002 from $401,616 for the year ended December 31, 2001. This increase in expenses is attributed primarily to a $118,231 increase in professional fees, a $513,062 increase in consulting fees, $63,245 increase in selling expenses and a $50,246 increase in other general and administrative expenses, offset by a decrease in $174,448 in directors and compensation.

         Our loss from operations increased by $567,296 from $401,616 at December 31, 2001 to $968,912 at December 31, 2002.

         The increase in these expenses reflect the commencement of sales and marketing activity.

Liquidity and Capital Resources

         Our company, including our subsidiary Designer Appliances Limited, has incurred start-up costs, including administrative costs and research and development costs, while realizing virtually no operating revenue. To date, we have funded operations primarily from the proceeds of sales of our securities and from loans. Since inception through March 31, 2003, we have received an aggregate of $896,648 from the sale of our securities and $695,310 from loan proceeds. Designer Appliances Limited issued promissory notes in an aggregate amount of $161,650 for the cost of purchasing the intellectual property rights to its products, which were repaid in full from subscription proceeds in 1999.

         We had only minimal sales and revenue through March 31, 2003. Since inception, our company and our subsidiary, Designer Appliances Limited, have focused on organizational activities and research and development of our products and the development of marketing strategies. At the end of 2002, we commenced production and shipment of our Quill mouse product. Management estimates that we would require between $6.5 million and $18.2 million over the next two years to support manufacturing and marketing operations of all the products in its IPR portfolio. We will consequently maintain a focus on developing sales of our Quill Mouse products and to this end have introduced two new products: Nib software, which performs a high percentage of computer mouse clicks for the users and subject to its effective utilization, and the Quill Well Mouse mat. Revenues generated by sales of the QUILL MOUSE, where possible, will be used to further develop QUILL sales until a cash flow positive and profit positive position can be established at sustainable levels so allowing for access to bank credit instruments, thereby reducing the extent of external financing required. The estimated cash flow needs at current operational levels is approximately $500,000. There are no planned acquisitions of additional subsidiaries during the next 12-month period.

Recent Financing

May 2002 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement on May 15, 2002, with several institutional investors for the sale of our 12% secured convertible debentures in the principal amount of $500,000 and we also issued warrants to purchase an aggregate of up to 750,000 shares of our common stock. The terms of the convertible debentures provide for full payment on or before November 14, 2003, with interest of 12% per annum. The debentures may be converted at any time at the lesser of (i) $.05 or (ii) the average of the lowest three (3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent, divided by two. The warrants entitle each investor to purchase shares of our common stock at a price equal to $.05 per share.

April 2003 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors have provided us with an aggregate of $250,000 as follows:

         o        $50,000 was disbursed on April 16, 2003;

         o        $25,000 was disbursed on May 13, 2003;

         o        $35,000 was disbursed on June 20, 2003; and

         o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         Each of the above investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock.

         Our ability to develop our operations is dependent upon our receiving additional capital financing. We may raise capital by the sale of our equity securities, through an offering of debt securities, or from borrowing from a financial institution. Our audited financial statements raise substantial doubt about our ability to continue as a going concern if sufficient additional funding is not acquired or alternative sources of capital developed to meet our working capital needs.

         We are not aware of any other material trend, event or capital commitment, which would potentially adversely affect liquidity.

                                    BUSINESS
General

         We are a company created to act as a holding company for late-stage developmental or early-stage commercial companies. We were incorporated on March 24, 1999 as a Delaware corporation named Acropolis Acquisition Corporation, which changed its name to Torbay Holdings, Inc. on July 14, 1999. We acquired Designer Appliances, Limited, a United Kingdom corporation which has developed and anticipates marketing household appliances designed to be attractive to a premium, upscale market, as a wholly-owned subsidiary on July 19, 1999. In November 2002, we acquired Designer Appliances, Inc., a Delaware corporation.

         On October 26, 1999, Torbay Acquisition Corporation, a reporting company under the Securities Exchange Act of 1934, as amended, merged into Torbay Holdings. Torbay Holdings became a successor issuer to Torbay Acquisition Corporation pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

         All references to "dollars," "U.S. dollars," "$," or "US$" are to United States dollars, and all references to "pounds" or "(pound)" are to British pounds sterling. As of July 28, 2003, the Interbank exchange rate was (pound) .60 to $1.00.

Business and Acquisition Strategy

         We plan to acquire diversified, wholly-owned subsidiaries which are late-stage development or early-stage commercial companies, with opportunities in niche markets. Additionally, we intend to own and manage assets from a variety of locations each having protection either by deed or intellectual property rights. We intend to purchase subsidiaries on an equity participation basis and issue convertible preferred stock, which will be convertible to common stock upon the attainment of a profit objective of a specified subsidiary or product line within a given time frame, in exchange for the outstanding voting stock of the subsidiary. In this way, value is not delivered to the incoming businesses until such businesses reach specified profitability targets.

         We acquired Designer Appliances Ltd., and are actively seeking additional acquisitions. We have completed agreements to acquire intellectual property rights. We have subsequently filed with the United States Patent and Trademark Office for a registered trademarks upon the product previously called "Project KAT" which has been launched commercially as the Quill Mouse. The Quill computer mouse product in clinical trials presented to the company, eliminates the risk of repetitive strain injury from the use of the computer mouse.

Designer Appliances, Ltd.

         Designer Appliances, Ltd. is organized under the laws of the United Kingdom as a company that is seeking to exploit innovations in design, technology, and product concepts in the designer sector of the appliance market. Designer Appliances owns the designs to attractive vacuum cleaners that convert into glass-top tables when not in use as vacuums. In addition to the vacuum cleaners, Designer Appliances has plans for a voice-activated desk top fan with a heating element and a transparent toaster which also serves as a radio. Such products are targeted at executive apartments in London, Paris, Milan, and New York where design aesthetics and living space are at a premium. In November 2002, we acquired Designer Appliances, Inc., a Delaware corporation.

Operations

         Prior to the acquisition of the design by Designer Appliances, 300 units of the Telstar I vacuum cleaner were produced for testing and marketing. Designer Appliances initially intends to subcontract manufacture of the product components to the companies who manufactured the components for these models and who are equipped and experienced to do so. Responsibility for the final product assembly will be managed by Designer Appliances to ensure product quality.

Products

         Telstar I Designer Vacuum Cleaner. The Telstar I Designer Vacuum Cleaner is a rocket shaped cylinder vacuum cleaner made of polished aluminum and incorporating the latest in filtration technology. It is bagless and features the High Efficiency Particle Arrester (HEPA) medical grade filter that removes allergens in dirt associated with asthma. It has a large (50ft.) cleaning radius that typically allows cleaning an entire floor without stopping. Early versions of the Telstar have obtained British and European approvals for German TUV standards, which relate to electrical safety and manufacturing practices. United States approvals are anticipated. This product is expected to sell for between (pound)150 and (pound)165 to stores and (pound)300 retail. Initial manufacturing costs are expected to be between (pound)80 and (pound)100 per unit.

         Telstar II Designer Vacuum Cleaner/Table. The Telstar II vacuum cleaner has a glass tabletop accessory. When not in use, the vacuum cleaner serves as a base for the glass tabletop and the entire unit appears as an attractive and functional coffee table. This product is designed for an environment where storage space is at a premium. We may choose to market this product under the name "Sputnik" or as the "Telstar Space Station". The tabletop model has been developed as a working prototype and additional expenditure, when available, is planned on testing, tooling and packaging. This product is expected to sell for (pound)100 to (pound)125 above the cost of the Telstar I vacuum cleaner.

         Mistral I Desktop Fan. This is a desktop fan, cased in polished aluminum, which utilizes a design similar to the Telstar I Vacuum Cleaner. The Mistral I fan is designed and ready for manufacturing development. Further innovations being considered for the Mistral I include voice activations of stop, start, speed, swivel movement, hot, and cold. This product is expected to sell for (pound)70 to stores and to retail for (pound)130.

         The Quill Computer Mouse.

         In July 2001, we entered into a definitive purchase agreement with two individuals who held the intellectual property rights and a third individual who was involved in the design drawings for the software and know-how for the computer mouse product now referred to as the Quill Mouse (formally known as the "KAT"). Under the terms of the agreement, we acquired all of the sellers'
rights,  title and  interests  in the KAT in exchange  for  220,000  convertible preferred shares. These shares will be convertible into 2,200,000 shares of common stock upon the satisfaction of certain financial performance requirements under the agreement's terms. Under this agreement an additional 200,000 convertible preferred shares are also to be issued if and when a patent is granted which patent has been applied for. Such patent rights were granted in January 2002. These additional preferred shares are convertible under the identical financial performance requirements. In the event that the financial performance requirements are not achieved within five years from the signing of the agreement, then these preferred shares will convert on a 1:1 basis of common stock. As such, on April 22, 2002 we issued an aggregate of 420,000 convertible preferred shares.

         The Quill Mouse design, without altering the way an individual works, maintains the hand used to maneuver the computer mouse, in a "neutral" or low biomechanical load position, similar to a hand shake position while using a mouse. It is larger than an ergonomic mouse so it is more comfortable to use. The Quill keeps the users hand, wrist and lower forearm within certain critical angles so as not to overly extend the median nerve.

         We are in the process of developing our E-Quill-Liberator Software that we believe will help manage injuries typically associated with using a computer mouse such as Cumulative Trauma Disease (CTD) or Repetitive Strain Injury (RSI) and Carpal Tunnel Syndrome (CTS). The mouse driver software supplied will have a user de-selectable default that prompts users to take a 15 minute break every two hours, which is a recommendation of the OSHA and published in their Ergonomic Report: Office and Clerical, extracts relating to TW921209, Computer Layout & Design. The E-Quill-Liberator software suite will extend fatigue management and make recommendations as to how users might seek to alleviate observed sensations in specific limb zones by offering a series of exercises. The information, securely contained on the users personal computer, would be used to suggest breaks and exercises customized to suit their individual body mechanics.

         Wurlitzer Toaster. The Wurlitzer Toaster is in the design stage and is anticipated to follow Designer Appliances' "retro" theme, while incorporating modern technology. The product is expected to have two chrome ends in the shape of fins with central glass panels to allow for the toasting process to be observed. Designer Appliances is also considering incorporating an FM radio with this product for practicality.

         Thalia Kettle. The Thalia Kettle will incorporate a "retro" design in order to be marketed with the Wurlitzer Toaster. The product is anticipated to have instant heat delivery, rapid boil and other potentially patentable design aspects.

         Heated Hearth Screens. Designer Appliances intends to develop and market designer, heated hearth screens using chrome and glass in conjunction with a flat heating element to offer background convection heat when the fire is not being used. The concept of heated hearth screen may also be expanded to encompass a space heater product in the future.

Marketing

         Designer Appliances intends to promote and accelerate early sales through public relations and advertising in life style magazines in different media and geographic locations.

         Designer Appliances intends to operate directly in the United Kingdom with its own sales team and through selected mail order means. Established and known distribution networks have been identified to expand this activity through Europe. In North America, an appliance distribution company has been identified that distributes appliances and designer goods, such as Fendi products. Principles of an agreement with the North American distributor have been reached, but no relationship has been formalized. Management believes that contracts may be finalized when production and payment schedules can be predicted with reasonable certainty. These distributors will likely purchase products and bear all costs of sales and distribution in their territories.

         Designer Appliances, in conjunction with Torbay Holdings, Inc., intends to develop an Internet Web site for purposes of advertising our products. Additionally, we maintain an Internet Web Site located at www.Torbayholdingsinc.net to market our business activities and to solicit responses to a survey that we are conducting as to the extent and impact of computer related injuries. Following a review of the success of the Website in directing traffic from commercially interested parties to our products, we transferred its web site to a new host, Cenicola-Helvin Enterprises, in preparedness for carrying out direct e-commerce activities to include sales of the Quill computer mouse and software.

Major Competitors

         Designer Appliances believes, in the area of its domestic appliance products (excluding the computer mouse) that there is no single major competitor in the United Kingdom and Europe competing in the upscale small domestic appliance sector. Designer Appliances is not aware of a competitor who manufactures and sells a vacuum cleaner protected by a similar design. Designer Appliances is not aware of a competitor who sells a vacuum cleaner that converts to a piece of furniture when it is not in use.

         Competition in the computer mouse product sector is typically global by most product providers. Major players in the computer mouse supply sector may include, but not be limited to, Logitech, Kensington and Microsoft all of whom offer global ergonomic mouse product supplies. In terms of market differentiation, we are the only provider, to our knowledge, of a biomechanical mouse product. We have also applied for a registration of our unregistered trademark "Biomechanical Computer Mouse" in addition to registrations for "Quill" and "E-Quill-Liberator" trademarks for our computer mouse and associated software, respectively.

Patents and Trademarks



         The British Patent Office has granted the following Design and Trademark registrations made by Designer Appliances:

Telstar I vacuum cleaner design protection     British design registration No. 2066378
The name "Telstar"                             British trademark registration No. 2209241
The name "Sputnik"                             British trademark registration No. 2209243

The tabletop design for the Telstar II,
Sputnik or Telestar Space Station              British design registration No. 2082459
The combined vacuum and table product          British design registration No. 2085669
The "Mistral" table top fan design             British design registration No. 2066377
The name "Mistral"                             British trademark registration No. 2209473
The name " Wurlitzer"                          British trademark no. 2209244
UK Patent Grant; Hand Held Manipulation
     Device eg Computer Mouse or Joy Stick     British patent No. BG2328496


US Patent and Trademark Office
--------------------------------
Trademark "Quill"                              US trademark application No. 78/103878
Trademark "E-Quill-Liberator"                  US trademark application No. 78/105096
Trademark "Biomechanical Computer Mouse"       US trademark application No. 78/105097



         All of the above patents expire on the fourteenth year from the date the patent was granted. The trademarks expire on the tenth year from the date the trademark was granted.

Employees

         We have two full-time employees and two part-time employees, including our executive officers, neither of which have formal employment agreements with us.

                             DESCRIPTION OF PROPERTY

         We operate out of an office space made available at no cost to us by Mr. A. G. Lane, our Chairman and an executive officer. The address is 4 Mulford Place, Suite 2G, Hempstead, NY, 11550 and is to be our registered address until such time as permanent office facilities in the New York area can be acquired or leased.

         Currently, Designer Appliances has no facilities as its employees work from home. On April 16, 2002 we contracted with Dynapoint, Inc., located in California, for Dynapoint to provide warehousing and logistics facilities for our Quill Mouse product. We believe that our properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

                                LEGAL PROCEEDINGS

         We are not a party to any litigation, and our management has no knowledge of any threatened or pending litigation against us.

                                   MANAGEMENT

Directors and Executive Officers

         The table below sets forth certain information with respect to our directors and executive officers as of July 23, 2003.

        Name                  Age               Position
-------------------------    -----       -----------------------
Alexander Gordon Lane          59        Chairman, Director and acting Secretary

William Thomas Large           46        Chief Executive Officer, President and
                                         Director

Thomas A. Marchant             55        Director

         All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed. Directors do not receive cash compensation for their services to us as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

Alexander Gordon Lane, 59, our Secretary and a Director, has served in such capacities since October 1999. Mr. Lane has been a Financial Consultant since 1998 and continues in such capacity. Mr. Lane has been in the financial services business for over 30 years. From 1976 to 1983 he served as Treasurer of Grindlays Bank PLCC, New York, and in 1983 he was a founding member of International Money Brokers which was acquired by Traditional North America. From 1993 to 1998, he was a principal of Intercontinental Exchange Partners, New York, as a capital markets broker in the interest and foreign exchange areas. Mr. Lane has an aeronautics degree from Wandsworth Technical College in London.

William  Thomas  Large,  46, has  served as our  President  and Chief  Executive
Officer since September 2000 and as our Director and as a Chief Executive Officer of Designer Appliances since October 1998. From October 1996 until October 1998, Mr. Large was Chairman, Chief Executive Officer, a Director and a major stockholder of DeltaTheta Ltd., a heating and cooling technology company in Cheshire, England. From February 1997 until September 1999, Mr. Large also served as a director of DeltaMonitor Ltd, a medical devices company in Cheshire, England. From December 1996 until June 1997, Mr. Large also served as a director of SoundAlert Ltd, a company that manufactured emergency vehicle sirens. From September 1994 until July 1996, Mr. Large was a Director of AromaScan plc, a publicly listed instrumentation and technology company in Cheshire, England. Mr. Large graduated from Manchester Metropolitan University, in Manchester, England, and is the author or co-author of eight articles and two books relating to biochemical analysis.

Thomas A. Marchant, joined us as a director in October 2002. Mr. Marchant joined Ford Motor Company in 1985 as Financial Sales Manager of Ford Credit Canada. Mr. Marchant directed a sales and marketing operation to institutional investors in the Commercial Paper and Medium Term Note Markets. In 1991 Mr. Marchant transferred to Ford World Headquarters in Dearborn, Michigan and assumed responsibility for consolidation and launch of the Canadian Treasury funding operation. Mr. Marchant's current responsibility is the funding of the Company's British, European and Canadian operations in the short-term capital markets. Prior to joining Ford, Mr. Marchant held significant positions with Greenshields Incorporated, one of Canada's foremost investment banking firms, First National Bank of Chicago, Grindlays Bank and Merrill Lynch.

Involvement in Certain Legal Proceedings

         We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

                             EXECUTIVE COMPENSATION

         The following table sets forth a summary for the fiscal years ended, of the cash and non-cash compensation awarded, paid or accrued by us to our President and our most highly compensated officers other than the CEO, who served in such capacities at the end of fiscal 2002 (collectively, the "Named Executive Officers"). No other of our executive officers earned in excess of $100,000 in total annual salary.

Summary Compensation Table


Name and Principal                                               All Other
Positions                         Year    Salary($)  Bonus($)   Compensation($)
-------------------------------   ------  -------------------------------------

William Thomas Large              2002    47,663.60
Chief Executive Officer           2001    (1)           --          --
                                  2000    96,990

Alexander Gordon Lane             2002    28,696.50


(1) Mr. Large is eligible for a performance-related bonus of up to 100% of his annual salary. In 2001 we issued 1,200,000 shares of common stock valued at $.10 per share to Mr. Large. We also paid to Mr. Large $30,815 in the form of Directors compensation.

Employment Agreements

         We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Gordon Lane, our Chairman, loaned to the Company an amount of $45,310. On March 26, 2002, he converted $35,647 of such loan into 297,063 shares of restricted common stock. Additionally, our President, Thomas Large, purchased 333,333 shares of our restricted common stock during 2002 for an aggregate purchase price of $40,000.

         In 2001, we issued 2,200,000 shares of our common stock, valued at $.10 per share, to Mr. Large. We also paid to Mr. Large $30,815 in the form of Director's compensation.

         In July 2002, we sold 562,353 shares of the Company's common stock to Mr. Thomas A. Marchant, now a director of our company, at a purchase price of $.085 per share for an aggregate purchase price of $47,800.

         In October 2002, we issued 571,249 shares of our common stock to William Thomas Large and 285,714 shares to Alexander Gordon Lane for services rendered. Such restricted shares were valued at $.21 per share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of July 23, 2003

         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.

                                                      Amount and Nature       Percent
                                                            Of                  of
                               Position with            Beneficial            Common
Stock Name and Address        Torbay Holdings           Ownership (1)      Outstanding (2)
-----------------------------------------------------------------------------------------------
Alexander Gordon Lane         Secretary, Director        982,777                2.01%
4 Milford Place
Hempstead, New York 11550

William Thomas Large          President, Chief         8,932,915(3)            18.28%
c/o 91 Tulip Avenue           Executive Officer
Lily Building., Apt. A4       and Director
Floral Park, NY 11001

Thomas A. Marchant            Director                   602,353                1.23%
c/o Torbay Holdings, Inc.
4 Milford Place
Hempstead, New York 11550

All Directors and Executive Officers                  10,518,045(2)            21.52%
as a Group (3 persons)



(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of July 23, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage based on 48,868,939 shares of common stock outstanding.

(3) Includes 120,000 shares of common stock owned by Mr. Large's minor children.

                            DESCRIPTION OF SECURITIES

Authorized Capital

         The total number of our authorized shares of stock is one hundred million (100,000,000) shares of common stock with a par value of $.0001 per share and twenty million (20,000,000) shares of preferred shares with a par value of $.0001 per share.

Common Stock

         Our certificate of incorporation authorizes the issuance of 100,000,000 shares of common stock, $.0001 value per share, of which 48,868,939 shares are issued and outstanding as of the date hereof.

         Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

         Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

         The board of directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued shares of common stock. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.

Non-Cumulative Voting

         Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Preferred Stock

         Our certificate of incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. We have 420,000 shares of Series 1 Convertible Preferred Stock outstanding which shares are contingently convertible into shares of our common stock at a ratio of 10:1.

         Our board of directors is authorized to provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control of without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any further preferred stock nor adopt any further series, preferences or other classification of preferred stock.

Convertible Debentures

May 2002 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement on May 15, 2002, with several institutional investors for the sale of our 12% secured convertible debentures in the principal amount of $500,000 and we also issued warrants to purchase an aggregate of up to 750,000 shares of our common stock. The terms of the convertible debentures provide for full payment on or before November 14, 2003, with interest of 12% per annum. The debentures may be converted at any time at the lesser of (i) $.05 or (ii) the average of the lowest three (3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent, divided by two. The warrants entitle each investor to purchase shares of our common stock at a price equal to $.05 per share.

April 2003 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors have provided us with an aggregate of $250,000 as follows:

         o        $50,000 was disbursed on April 16, 2003;

         o        $25,000 was disbursed on May 13, 2003;

         o        $35,000 was disbursed on June 20, 2003; and

         o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         Each of the above investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock.

Warrants

         In connection with a Securities Purchase Agreement dated May 2002, we issued 1,500,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.05 per share. In connection with a Securities Purchase Agreement dated April 2003, we issued 500,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share.

         On October 17, 2002, we authorized the issuance of an option to a consultant to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years.

         On October 29, 2002, the effective date of the agreement, we elected a new non-executive member to our Board of Directors. In connection with this election, we granted said director a one-year option exercisable immediately to purchase up to 588,235 restricted shares of our common stock at $.085 per share.

         In connection with a $100,000 loan received in March 2000, we issued 100,000 warrants, which are convertible at the rate of one warrant per one share of common stock at an exercise price of $1.75 per share.

         In connection with a $50,000 note received in March 2000, we issued 50,000 warrants, which are convertible into 50,000 shares of common stock at an exercise price of $1.75 per share.

Transfer Agent

         StockTrans, Inc., located in Ardmore, Pennsylvania, serves as our transfer agent.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o        short  sales  that  are  not   violations   of  the  laws  and
                  regulations of any state or the United States;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                        Total Shares of   Total           Shares of      Beneficial    Percentage     Beneficial    Percentage
                        Common Stock      Percentage of   Common Stock   Ownership     of Common      Ownership     of Common
                        Issuable Upon     Common Stock,   Included in    Before the    Stock Owned    After the     Stock Owned
                        Conversion of     Assuming Full   Prospectus     Offering**    Before         Offering (3)  After
                        Debentures        Conversion**    (1)                          Offering**                   Offering (3)
         Name           and/or Warrants*
----------------------- ----------------- --------------- -------------- ------------- -------------- ------------- --------------
AJW Partners, LLC (2)      20,542,200(4)          29.59%      Up to         2,517,958          4.90%       --            --
                                                           14,800,320
                                                            shares of
                                                          common stock
                                                               (1)

AJW Offshore, Ltd. (2)     25,534,800(4)          34.32%      Up to         2,517,958          4.90%       --            --
                                                           14,799,840
                                                            shares of
                                                          common stock
                                                               (1)

 AJW Qualified             11,116,400(4)          18.53%      Up to         2,517,958          4.90%       --            --
Partners, LLC (2)                                           7,199,840
                                                            shares of
                                                          common stock
                                                               (1)

New Millennium             10,880,000(4)          18.21%      Up to         2,517,958          4.90%       --            --
Capital Partners, II,                                       3,200,000
LLC (2)                                                     shares of
                                                          common stock
                                                               (1)


* This column represents an estimated number based on a conversion price as of a recent date of July 23, 2003 of $.005, divided into the principal amount.

** These columns represents the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.90% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the convertible debentures, based on current market prices, and exercise of warrants,. Because the number of shares of common stock issuable upon conversion of the convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the convertible debentures, if the convertible debentures had actually been converted on July 23, 2003, the conversion price would have been $.005. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

(4) Such figure is the sum of (i) the outstanding principal and interest owed as of June 30, 2003 in connection with the 12% secured convertible debentures issued pursuant to the Securities Purchase Agreements dated May 2002 and April 2003 divided by the conversion price of $.005; and (ii) the number of shares of common stock that are issuable upon exercise of the common stock purchase warrants issued pursuant to the Securities Purchase Agreements dated May 2002 and April 2003.

Terms of Convertible Debentures

May 2002 Financing

         To obtain funding for ongoing operations, we entered into a Securities Purchase Agreement on May 15, 2002, with several institutional investors for the sale of our 12% secured convertible debentures in the principal amount of $500,000 and we also issued warrants to purchase an aggregate of up to 750,000 shares of our common stock. The terms of the convertible debentures provide for full payment on or before November 14, 2003, with interest of 12% per annum. The debentures may be converted at any time at the lesser of (i) $.05 or (ii) the average of the lowest three (3) trading prices during the 20 trading days immediately prior to the date the conversion notice is sent, divided by two. The warrants entitle each investor to purchase shares of our common stock at a price equal to $.05 per share.

April 2003 Financing

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors have provided us with an aggregate of $250,000 as follows:

         o        $50,000 was disbursed on April 16, 2003;

         o        $25,000 was disbursed on May 13, 2003;

         o        $35,000 was disbursed on June 20, 2003; and

         o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         Each of the above investors have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.90% of the then issued and outstanding shares of common stock.

Sample Conversion Calculation

         The number of shares of common stock issuable upon conversion of the debentures is determined by dividing that portion of the principal of the debenture to be converted and interest, if any, by the conversion price. For example, assuming conversion of $250,000 of debentures on July 23, 2003, a conversion price of $0.005 per share, the number of shares issuable upon conversion would be:

$250,000/$.005 =  50,000,000 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our convertible debentures, based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the 20 trading days preceding July 23, 2003 of $0.01.



% Below                                         Number
Outstanding    Price Per   With Discount       of Shares           % of
Market          Share          at 50%           Issuable           Stock
------          -----          ------           --------           -----
25%            $.0075          $.0038          66,666,667          57.70%
50%            $.0050          $.0025         100,000,000          67.17%
75%            $.0025          $.0013         200,000,000          80.36%

         As illustrated, the number of shares of common stock issuable upon conversion of our convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         The audited consolidated financial statements as of and for the year ended December 31, 2002 included in this prospectus have been so included in reliance on the report of Weinberg & Co. P.A., independent accountants, given as experts in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Torbay Holdings, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              TORBAY HOLDINGS, INC.

                              FINANCIAL STATEMENTS


For the Three Months Ended March 31, 2003 and March 31, 2002

         Condensed Consolidated Balance Sheets                           F-1
         Condensed Consolidated Statement of Operations
           and Other Comprehensive Income (Loss)                         F-2
         Condensed Consolidated Statement of Cash Flows                  F-3
         Notes to Financial Statements                                   F-4 to
                                                                         F-6

For the Years Ended December 31, 2002 and December 31, 2001

         Report of Independent Auditor                                   F-7
Consolidated Balance Sheet                                               F-8
         Consolidated Statement of Operations and
           Other Comprehensive Income (Loss)                             F-9
         Consolidated Statement of Changes in Stockholders' Deficiency   F-10
         Consolidated Statement of Cash Flows                            F-11
         Notes to Financial Statements                                   F-12 to
                                                                         F-27

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                   (B) ASSETS

                                                                                   March 31, 2003
                                                                                    (Unaudited)           December 31, 2002
                                                                                 -------------------     -------------------
CURRENT ASSETS
 Cash                                                                            $           3,404       $          59,403
 Accounts receivable, net                                                                    2,521                   1,620
 Inventory                                                                                  62,189                  65,453
 Prepaid expense                                                                             1,798                  15,748
                                                                                 -------------------     -------------------
(1)      TOTAL CURRENT ASSETS                                                               69,912                 142,224
                                                                                 -------------------     -------------------
(2)
(3)      Property and equipment - net                                                       21,499                  22,661
                                                                                 -------------------     -------------------
(4) (5)  OTHER ASSETS
(6)      INTANGIBLE ASSETS - NET                                                            94,159                  97,957
(7)      DEPOSITS                                                                            1,000                   1,000
                                                                                 -------------------     -------------------
(8)      TOTAL OTHER ASSETS                                                                 95,159                  98,957
                                                                                 -------------------     -------------------
(9)
(10)     TOTAL ASSETS                                                            $         186,570       $         263,842
                                                                                 ===================     ===================

(C) LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                                           $         231,864       $         226,626
 Loan payable - officer                                                                      9,663                   9,663
 Notes payable                                                                             490,000                 550,000
                                                                                 -------------------     -------------------
     Total Current Liabilities                                                             731,527                 786,289
                                                                                 -------------------     -------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.0001 par value, 20,000,000 shares authorized,
 420,000 issued and outstanding                                                                 42                      42
 Common stock, $.0001 par value, 100,000,000 shares authorized,
 28,369,607 and 20,912,617 issued and outstanding, respectively.                             2,837                   2,091
 Common stock to be issued (350,000 and 539,568 shares, respectively)                           35                      54
 Additional paid-in capital                                                              2,795,109               2,652,336
 Accumulated deficit                                                                    (3,259,635)             (3,035,354)
 Accumulated other comprehensive loss                                                       (6,636)                (12,657)
 Deferred equity based expense                                                             (76,709)               (128,959)
                                                                                 -------------------     -------------------

TOTAL STOCKHOLDERS' DEFICIENCY                                                            (544,957)               (522,447)
                                                                                 -------------------     -------------------

(1)      TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                          $         186,570       $         263,842
                                                                                 ===================     ===================



 The accompanying notes are an integral part of the condensed consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND OTHER COMPREHENSIVE INCOME (LOSS)
                                   (UNAUDITED)


                                                                  For The Three        For The Three
                                                               Months Ended March   Months Ended March
                                                                   31, 2003              31, 2002
                                                                 ------------          ------------
SALES, NET                                                       $     11,701          $         --

COST OF SALES                                                           3,264                    --
                                                                 ------------          ------------

GROSS PROFIT                                                            8,437                    --
                                                                 ------------          ------------

OPERATING EXPENSES
 Selling expenses                                                      11,730                    --
 Consulting fees                                                       94,750                15,600
 Professional fees                                                     13,012                23,172
 Directors fees and compensation                                       18,675                 5,500
 Other general and administrative                                      27,301                 7,155
                                                                 ------------          ------------
      Total Operating Expenses                                        165,468                51,427
                                                                 ------------          ------------

LOSS FROM OPERATIONS                                                 (157,031)              (51,427)

OTHER EXPENSES
Interest and financing costs                                          (67,250)                   --
                                                                 ------------          ------------
      Total Other Expenses                                            (67,250)                   --
                                                                 ------------          ------------

(2) NET LOSS                                                         (224,281)              (51,427)

OTHER COMPREHENSIVE INCOME
 Foreign currency translation gain                                      6,021                 1,705
                                                                 ------------          ------------

COMPREHENSIVE LOSS                                               $   (218,260)         $    (49,722)
------------------                                               ============          ============

NET LOSS PER SHARE - BASIC AND DILUTED                           $       (.01)         $       (.01)
                                                                 ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING DURING THE
PERIOD - BASIC AND DILUTED                                         24,017,251            16,468,803
                                                                 ============          ============


    The accompanying notes are an integral part of the condensed consolidated financial statements.

(i) TORBAY HOLDINGS, INC. AND SUBSIDIARIES

(A) CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(B) (UNAUDITED)

                                      (ii)




                                                                                  For The Three            For The Three
                                                                               Months Ended March       Months Ended March
                                                                                    31, 2003                 31, 2002
                                                                               --------------------     --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                            $(224,281)            $ (51,427)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                          4,960                    18
  Common stock and warrants issued for services                                         83,500                23,100
  Deferred financing costs recognized                                                   52,250                12,500
 (Increase) decrease in:
  Inventory                                                                              3,264                    --
  Accounts receivable                                                                     (901)                   --
  Prepaid expenses                                                                      13,950                    --
 Increase (decrease) in:
  Accounts payable and accrued expenses                                                  5,238                  (687)
                                                                                     ---------             ---------
       Net Cash Used In Operating Activities                                           (62,020)              (16,496)
                                                                                     ---------             ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments under capital leases                                                              --                (4,704)
 Short-term loans                                                                           --                   (63)
 Proceeds from loan payable-officer                                                         --                20,325
                                                                                     ---------             ---------
       Net Cash Provided By Financing Activities                                            --                15,558
                                                                                     ---------             ---------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                                  6,021                 1,258
                                                                                     ---------             ---------

INCREASE (DECREASE) IN CASH                                                            (55,999)                  320

CASH - BEGINNING OF PERIOD                                                           $  59,403             $      45
                                                                                     ---------             ---------

CASH - END OF PERIOD                                                                 $   3,404             $     365
                                                                                     =========             =========



SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During the three months ended March 31, 2003, a portion of the notes payable in the amount of $60,000 was converted into 5,666,422 shares of common stock.

NOTE 1 BASIS OF PRESENTATION

The accompanying condensed financial statements include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiaries, Designer Appliances Limited and Designer Appliances, Inc. (collectively the "Company"). These statements have been prepared in accordance with

The accompanying notes are an integral part of the condensed consolidated financial statements.

(i) TORBAY HOLDINGS, INC. AND SUBSIDIARIES

(A) CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(B) (UNAUDITED)

                                      (ii)

accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB and do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the interim periods have been included. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. The accompanying condensed consolidated financial statements and the information included the heading "Management's Discussion and Analysis" should be read in conjunction with the Company's consolidated financial statements and related notes included in the Company's Form 10-KSB for the year ended December 31, 2002.

NOTE 2 STOCKHOLDERS' DEFICIENCY

                                  COMMON STOCK

On February 5, 2003, the Company entered into a two-month non-exclusive agreement with a consultant to provide strategic planning services. The agreement called for the consultant to receive up to 2,000,000 shares whereby 1,251,000 shares of S-8 registered shares were issued upon the effective date of the agreement for the initial period. This agreement expired on April 4, 2003 and has not been extended. The 1,251,000 shares were issued on February 5, 2003 and valued for financial accounting purposes at $62,500, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings.

During the three months ended March 31, 2003, a portion of the notes payable in the amount of $60,000 was converted into 5,666,422 shares of common stock.

On February 6, 2003, the Company entered into a one-year non-exclusive agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive 250,000 shares of restricted common stock upon the effective date of the agreement for the initial period. The 250,000 shares were valued for financial accounting purposes at $15,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings, and are to be issued as of March 31, 2003. The consultant is entitled to an additional 500,000 shares upon the consultant's identifying and introducing and the Company closing on agreements with European community contacts.

On February 7, 2003, the Company entered into an agreement whereby the Company received the exclusive license of software named NIB Version 1.0, which automatically actuates contextual menus in computer programs without the need to use or click a computer mouse button. In consideration, the Company has agreed to issue 100,000 shares of common stock valued for financial accounting purposes at $6,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings. The shares are to be issued as of March 31, 2003. Also, the Company is required to pay royalty payments to the consultant at a rate of $3 per copy of the software that is distributed in any manner. The minimum royalties are $500 for the second quarter of 2003, $1,000 for the third quarter for 2003, $2,000 for the fourth quarter of 2003 and $3,000 per quarter thereafter. The term of the agreement is perpetual provided the Company continues to pay the royalty payments within 120 days after the end of each quarter and abides by the other terms of the agreement.

The accompanying notes are an integral part of the condensed consolidated financial statements.

(i) TORBAY HOLDINGS, INC. AND SUBSIDIARIES

(A) CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(B) (UNAUDITED)

                                      (ii)

NOTE 3 GOING CONCERN

As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss of $224,281, a negative cash flow from operations of $62,020, a working capital deficiency of $661,615 and a stockholders' deficiency of $544,957. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's plans include obtaining additional financing for which they are currently in active negotiations with several financing institutions and increasing sales of the Quill computer mouse.

NOTE 4 SUBSEQUENT EVENTS

As of May 18, 2003, a portion of the notes payable in the amount of $70,000 was converted into 8,916,952 shares of common stock.

During April 2003, the Company issued 1,000,000 common shares having a fair value of approximately $5,000 for legal services rendered during April 2003.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Torbay Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Torbay Holdings, Inc. and Subsidiaries as of December 31, 2002 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders' deficiency and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Torbay Holdings, Inc. and Subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has a net loss of $1,571,853, a negative cash flow from operations of $497,417, a working capital deficiency of $644,065 and a stockholders' deficiency of $522,447. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 11. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 4, 2003

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2002


                                     ASSETS

CURRENT ASSETS
 Cash                                                                              $    59,403
 Accounts receivable, net                                                                1,620
 Inventory                                                                              65,453
 Prepaid expense                                                                        15,748
                                                                                   -----------
     Total Current Assets                                                              142,224
                                                                                   -----------

PROPERTY AND EQUIPMENT - NET                                                            22,661
                                                                                   -----------

OTHER ASSETS
 Intangible assets                                                                      97,957
 Deposits                                                                                1,000
                                                                                   -----------
     Total Other Assets                                                                 98,957
                                                                                   -----------

TOTAL ASSETS                                                                       $   263,842
                                                                                   ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Accounts payable and accrued expenses                                             $   226,626
 Loan payable - officer                                                                  9,663
 Notes payable                                                                         550,000
                                                                                   -----------
     Total Current Liabilities                                                         786,289
                                                                                   -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.0001 par value, 20,000,000 shares authorized, 420,000
 issued and outstanding                                                                     42
 Common stock, $.0001 par value, 100,000,000 shares authorized, 20,912,617
 issued and outstanding                                                                  2,091
 Common stock to be issued (539,568 shares)                                                 54
 Additional paid-in capital                                                          2,652,336
 Accumulated deficit                                                                (3,035,354)
 Accumulated other comprehensive loss                                                  (12,657)
 Deferred equity based expense                                                        (128,959)
                                                                                   -----------

TOTAL STOCKHOLDERS' DEFICIENCY                                                        (522,447)
                                                                                   -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                                     $   263,842
                                                                                   ===========


See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS AND
                        OTHER COMPREHENSIVE INCOME (LOSS)
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                          2002                  2001
                                                      ------------          ------------
SALES - NET                                           $      3,553          $         --

COST OF SALES                                                  513                    --
                                                      ------------          ------------

GROSS PROFIT                                                 3,040                    --
                                                      ------------          ------------

OPERATING EXPENSES
 Selling expenses                                           63,245                    --
 Consulting fees                                           550,562                37,500
 Professional fees                                         181,043                62,812
 Directors fees and compensation                            76,367               250,815
 Other general and administrative                          100,735                50,489
                                                      ------------          ------------
         Total Operating Expenses                          971,952               401,616
                                                      ------------          ------------

(LOSS) FROM OPERATIONS                                    (968,912)             (401,616)

OTHER EXPENSES
 Interest and financing costs                             (602,941)                   --
 Loss on disposal of fixed assets                               --               (16,568)
                                                      ------------          ------------
       Total Other Expenses                               (602,941)              (16,568)
                                                      ------------          ------------

NET (LOSS)                                              (1,571,853)             (418,184)

OTHER COMPREHENSIVE INCOME (LOSS)
   Foreign currency translation gain (loss)                (13,105)                1,457
                                                      ------------          ------------

COMPREHENSIVE (LOSS)                                  $ (1,584,958)         $   (416,727)
                                                      ============          ============

NET LOSS PER SHARE - BASIC AND DILUTED                $      (0.08)         $      (0.03)
                                                      ============          ============

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
DURING THE PERIOD - BASIC AND DILUTED                   18,899,861            11,982,993
                                                      ============          ============


See accompanying notes to consolidated financial statements.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                  Preferred Stock               Common Stock             Common Stock To Be       Additional
                                                                                               Issued               Paid-in
                               Shares        Amount         Shares         Amount        Shares       Amount        Capital
                              ----------    ----------    ------------    ----------    ---------    ---------    ------------
Balance, December 31,
 2000                          700,000   $        70       6,350,000   $       635         -      $     -      $     774,311

Issuance of common stock
 for compensation and
 services                         -             -          2,450,000           245         -            -            244,755

Issuance of common stock
 for cash                         -             -            600,000            60         -            -             59,940

Preferred stock
 converted to common
 stock                        (700,000)          (70)      7,000,000           700         -            -               (630)

Common stock to be
 issued for consulting
 services                         -             -               -             -         500,000           50          49,950

Foreign currency
 translation gain                 -             -               -             -            -            -               -

Net loss for the year
 ended December 31, 2001          -             -               -             -            -            -               -
                              ----------    ----------    ------------    ----------    ---------    ---------    ------------

Balance, December 31,
 2001                             -             -         16,400,000         1,640      500,000           50       1,128,326

Issuance of common stock
 for cash and warrants
 exercised                        -             -            935,686            93         -            -             92,707

Common stock issued for
 placement fee                    -             -            300,000            30         -            -             26,970

Issuance of common stock
 for professional
 services                         -             -          1,646,535           165         -            -            337,147

Common shares issued              -             -            500,000            50      (500,000)        (50)           -

Amortization of deferred
 consulting expense               -             -               -             -            -            -               -




   Deficit
   Accumulated     Accumulated       Deferred
     During           Other           Equity
   Development     Comprehensive       Based
      Stage        Income (Loss)      Expense        Total
---------------    --------------    ----------    ----------
$  (1,045,317)  $     (1,009)     $      -      $  (271,310)

         -                 -             -          245,000

         -                 -             -           60,000

         -                 -             -             -

         -                 -          (37,500)       12,500

         -             1,457             -            1,457

     (418,184)             -             -         (418,184)
   ------------    --------------    ----------    ----------
   (1,463,501)           448          (37,500)     (370,537)

         -                 -             -           92,800

         -                 -             -           27,000

         -                 -             -          337,312

         -                 -             -             -

         -                 -           37,500        37,500



          See accompanying notes to consolidated financial statements

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001




                                                                                      Common Stock To Be       Additional
                                 Preferred Stock              Common Stock                 Issued                Paid-in
                             Shares        Amount        Shares         Amount       Shares        Amount        Capital
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
Preferred stock issued
 in acquisition of
 intangible assets             420,000    $       42            --    $       --            --    $       --    $   41,958

Issuance of common stock
 to settle  note payable            --            --       833,333            83            --            --        99,917

Issuance of common stock
 to settle officer loan             --            --       297,063            30            --            --        35,617

Stock to be issued for
 computer software and
 service contract                   --            --            --            --       539,568            54        64,694

Beneficial conversion
 feature on convertible
 debentures                         --            --            --            --            --            --       500,000

Warrants issued as part
 of convertible
 debentures for
 financing costs                    --            --            --            --            --            --       209,000

Warrants issued to a
 director                           --            --            --            --            --            --        95,000

Warrants issued to a
 consultant                         --            --            --            --            --            --        21,000

Foreign currency
 translation loss                   --            --            --            --            --            --            --

Net loss for the year
 ended December 31, 2002            --            --            --            --            --            --            --
                            ----------    ----------    ----------    ----------    ----------    ----------    ----------
BALANCE,
 DECEMBER 31, 2002             420,000    $       42    20,912,617    $    2,091       539,568    $       54    $2,652,336
                            ==========    ==========    ==========    ==========    ==========    ==========    ==========



                              Deficit
                            Accumulated    Accumulated     Deferred
                              During          Other         Equity
                            Development   Comprehensive      Based
                                Stage      Income (Loss)     Expense         Total
                             -----------    -----------    -----------    -----------
Preferred stock issued
 in acquisition of
 intangible assets          $        --     $        --     $        --   $    42,000

Issuance of common stock
 to settle  note payable             --              --              --       100,000

Issuance of common stock
 to settle officer loan              --              --              --        35,647

Stock to be issued for
 computer software and
 service contract                    --              --              --        64,748

Beneficial conversion
 feature on convertible
 debentures                          --              --              --       500,000

Warrants issued as part
 of convertible
 debentures for
 financing costs                     --              --        (128,959)       80,041

Warrants issued to a
 director                            --              --              --        95,000

Warrants issued to a
 consultant                          --              --              --        21,000

Foreign currency
 translation loss                    --         (13,105)             --       (13,105)

Net loss for the year
 ended December 31, 2002     (1,571,853)             --              --    (1,571,853)
                            -----------     -----------     -----------   -----------
BALANCE,
 DECEMBER 31, 2002          $(3,035,354)    $   (12,657)    $  (128,959)  $  (522,447)
                            ===========     ===========     ===========   ===========


          See accompanying notes to consolidated financial statements

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                                   2002            2001
                                                                               -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                       $(1,571,853)    $  (418,184)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization                                                        1,634             334
Stock and warrants issued for services and placement fee                           469,062         257,500
Deferred consulting expense recognized                                              37,500              --
Loss on disposal of fixed assets                                                        --          16,568
Beneficial conversion feature on convertible debt for financing costs              500,000              --
Warrants issued as part of convertible debt                                         80,041              --
(Increase) decrease in:
Inventory                                                                          (65,453)             --
Accounts receivable                                                                 (1,620)             --
Prepaid expenses                                                                     6,293              --
Increase (decrease) in:
Accounts payable and accrued expenses                                               46,979          56,618
                                                                               -----------     -----------
Net Cash Used In Operating Activities                                             (497,417)        (87,164)
                                                                               -----------     -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangibles                                                             (2,000)             --
Purchases of property and equipment                                                (23,245)             --
                                                                               -----------     -----------
Net Cash Used In Investing Activities                                              (25,245)             --
                                                                               -----------     -----------


CASH FLOWS FROM FINANCING ACTIVITIES:
Payments under capital leases                                                      (14,351)         (3,077)
Proceeds from issuance of common stock                                              92,800          60,000
Short-term loans                                                                        --           3,614
Proceeds from loan payable - officer                                                20,325          10,785
Proceeds from issuance of notes payable                                            500,000              --
                                                                               -----------     -----------
Net Cash Provided By Financing Activities                                          598,774          71,322
                                                                               -----------     -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                            (16,754)          2,387
                                                                               -----------     -----------

INCREASE (DECREASE) IN CASH                                                         59,358         (13,455)

CASH - BEGINNING OF PERIOD                                                     $        45     $    13,500
                                                                               -----------     -----------

CASH - END OF PERIOD                                                           $    59,403     $        45
                                                                               ===========     ===========

Cash paid during the period for:
Interest                                                                       $        --     $     1,082
                                                                               ===========     ===========


See accompanying notes to consolidated financial statements

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDTAED STATEMENTS OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2001

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During 2002, the Company received approval for the previously acquired British patent rights on intellectual property. Pursuant to the asset acquisition agreement, the Company issued in April 2002 an additional 200,000 Series 1 Convertible Preferred Shares valued at $20,000, which is included as an intangible asset and in preferred stock.

During 2002, the Company issued 833,333 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle a $100,000 note payable. No gain or loss was recognized on the transaction.

During 2002, the Company issued 297,063 shares of common stock valued for financial accounting purposes at $.12 per share based upon a recent cash offering price to settle $35,647 of an officer loan. No gain or loss was recognized on the transaction.

During 2002, the Company entered into an agreement to acquire a software license agreement with an estimated useful life of three years and one-year maintenance contract in exchange for 539,568 common shares to be issued. The shares were valued for financial accounting purposes at $.12 per share based on the closing price on the effective date of the agreement for an aggregate value of $64,748, which the Company allocated $53,957 to the software license agreement and $10,791 to the maintenance contract.

During 2002, the Company issued 500,000 shares of common stock for consulting services to be rendered. Per the agreement, the shares were valued based on the average closing price of the Company's stock during the month preceding the effective date of the agreement for an aggregate value of $86,250. The Company recognized $75,000 as an expense and $11,250 as a prepaid expense in 2002.

During 2002, the Company issued warrants to acquire an aggregate of 1,500,000 shares of the Company's common stock having an aggregate value of $209,000, of which, $80,041 was recognized during the year and $128,959 remains as a deferred financing cost.

During 2001, the Company acquired intellectual property rights in exchange for 220,000 Series 1 Convertible preferred shares to be issued, valued at $22,000. The shares were physically issued in April 2002.

During 2001, the Company terminated a capital lease for an automobile, reducing equipment and a capital lease liability of $26,534 and $9,966, respectively, which resulted in a loss on disposal of $16,568.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) ORGANIZATION AND BUSINESS OPERATIONS

Torbay Holdings, Inc. ("THI") was incorporated in Delaware under the name Acropolis Acquisition Corporation on March 24, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other business combination with a domestic or foreign private business.

In July 1999, THI effected an Agreement and Plan of Reorganization whereby THI acquired all of the issued and outstanding securities of Designer Appliances Limited ("DAL"), a United Kingdom Corporation. As a result of the agreement, DAL became a wholly owned subsidiary of THI. DAL intends to market household appliances designed to be attractive to a premium, upscale market. DAL is currently an inactive company, but is expected to begin marketing the QUILL (see below) in Europe in 2003.

On October 26, 1999, THI entered into and consummated a merger agreement whereby THI acquired all of the outstanding shares of common stock of Torbay Acquisition Corp. ("TAC"). The acquisition was accounted for using the purchase method of accounting. At the time of the merger TAC was an inactive Delaware shell corporation and a reporting company under the Securities Exchange Act of 1934, as amended. THI remained as the surviving entity and became the successor issuer pursuant to rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission.

On November 10, 2002, THI authorized the purchase of 200 shares (all of the authorized and outstanding shares at the time) of Designer Appliances, Inc. ("DAI"), a Delaware company incorporated June 17, 2002, for a deminimus purchase price and DAI became a wholly owned subsidiary of THI (See Note 10). DAI was acquired to market and sell the Company's products (currently, the QUILL mouse, a left-handed and right-handed computer mouse) in North America. Sales of the QUILL mouse commenced in the fourth quarter of 2002.

Prior to the fourth quarter of 2002, financial statements were prepared indicating the entity was a development stage company.

(B) PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for 2002 include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiaries Designer Appliances Limited and Designer Appliances, Inc., collectively (the "Company"). The consolidated financial statements for 2001 include the accounts of Torbay Holdings, Inc. and its wholly owned subsidiary Designer Appliances Limited. All significant intercompany transactions and balances have been eliminated in consolidation.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(C) BASIS OF PRESENTATION

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The basis of accounting differs from that used in the United Kingdom statutory financial statements of DAL. Adjustments are made to translate the statutory financial statements of DAL to conform to accounting principles generally accepted in the United States of America. The financial statements are expressed in United States dollars. The functional currency of DAL is the British pound sterling.

(D) USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(E) CASH

Cash includes cash on deposit at financial institutions.

(F) INVENTORY

Inventory is stated at the lower of cost or market using the first-in first-out method. The cost includes expense of freight-in transportation. Inventory consists of only finished goods, which include left-handed and right-handed computer mice for sale to customers. The inventory is produced by an overseas vendor using the Company's equipment.

(G) PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is computed using the straight-line method over the estimated useful lives of five to seven years.

(H) INTELLECTUAL PROPERTY RIGHTS

The Company capitalizes the costs to acquire intellectual property rights and amortizes them over their estimated useful life of 10 years commencing in 2003. The costs associated with registration of the related patent and other unrecovered costs of any successful legal suit are capitalized and amortized over the lesser of 20 years or the remaining useful life of the underlying asset.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(I) IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment under Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the year ended December 31, 2002, the Company determined that there were no long-lived assets that were impaired.

(J) REVENUE RECOGNITION

Revenues from sales of products are recognized when goods are shipped to customers. The Company provides a warranty on goods for two years from the date of sale. The Company has not established a warranty reserve at December 31, 2002 since the amount is not material.

(K) WEBSITE EXPENSES

The Company follows the AICPA's Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1), in accounting for its website expenses. Accordingly, costs to obtain computer software from third parties obtained for internal use are capitalized and amortized over their estimated useful life of 5 years commencing in 2003. Costs incurred in operating a website that have no future benefits are expensed in the current period. Costs incurred in operating the website that have a future benefit are capitalized in accordance with SOP 98-1 and amortized over the respective future periods that are expected to benefit from the changes.

(L) INCOME TAXES

The Company accounts for income taxes under the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(M) SEGMENT ACCOUNTING

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information", ("SFAS 131"), requires that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts in the enterprise's general-purpose financial statements. It requires that all public business enterprises report information about the revenues derived from the enterprise's products or services (or groups of similar products and services), about the countries in which the enterprise earns revenues and holds assets, and about major customers regardless of whether that information is used in making operating decisions. However, this Statement does not require an enterprise to report information that is not prepared for internal use if reporting it would be impracticable. The Company has only one product consisting of its "Quill Computer Mouse." Due to the immateriality of sales during 2002, segment information is not presented.

(N) FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain financial instruments, including cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximate their fair value as of December 31, 2002 because of the relatively short-term maturity of these instruments.

(O) RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds the provisions of SFAS No. 4, which requires companies to classify certain gains and losses from debt extinguishments as extraordinary items, eliminates the provisions of SFAS No. 44 regarding transition to the Motor Carrier Act of 1980 and amends the provisions of SFAS No. 13 to require that certain lease modifications be treated as sale leaseback transactions. The provisions of SFAS No. 145 related to classification of debt extinguishments are effective for fiscal years beginning after May 15, 2002, with earlier application encouraged.

In July 2002,  the FASB  issued  SFAS No.  146,  "Accounting  for  Restructuring
Costs." SFAS No. 146 applies to costs associated with an exit activity (including restructuring) or with a disposal of long-lived assets. Those activities can include eliminating or reducing product lines, terminating employees and contracts and relocating plant facilities or personnel. Under SFAS No. 146, the Company will record a liability for a cost associated with an exit or disposal activity when that liability is incurred and can be measured at fair value. SFAS No. 146 will require the Company to disclose information about its exit and disposal activities, the related costs, and changes in those costs in the notes to the interim and annual financial statements that include the period in which an exit activity is initiated and in any subsequent

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

period until the activity is completed. SFAS No. 146 is effective prospectively for exit or disposal activities initiated after December 31, 2002, with earlier adoption encouraged. Under SFAS No. 146, a company cannot restate it's previously issued financial statements and the new statement grandfathers the accounting for liabilities that a company had previously recorded under Emerging Issues Task Force Issue 94-3.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock Based Compensation" and provides alternative methods for accounting for a change by registrants to the fair value method of accounting for stock-based compensation. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require disclosure in the significant accounting policy footnote of both annual and interim financial statements of the method of accounting for stock based-compensation and the related pro-forma disclosures when the intrinsic value method continues to be used. The statement is effective for fiscal years beginning after December 15, 2002, and disclosures are effective for the first fiscal quarter beginning after December 15, 2002.

Management does not expect the impact from these statements' pronouncements to have a material impact on the Company's consolidated financial position or results of operations.

(P) FOREIGN CURRENCY TRANSLATION

The functional currency of DAL is the British pound sterling. Financial statements for this entity are translated into United States dollars at year-end exchange rates as to assets and liabilities and weighted average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

(Q) COMPREHENSIVE (LOSS)

The Company accounts for Comprehensive Income (Loss) under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). Statement No. 130 establishes standards for reporting and the display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997.

The foreign currency translation gain (loss) resulting from the translation of the financial statements of DAL expressed in British pound sterling to United States dollars are reported as Other Comprehensive Income (Loss) in the Statements of Operations and as Accumulated Other Comprehensive Income (Loss) in the Statement of Changes in Stockholders' Deficiency.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(R) LOSS PER SHARE

Basic and diluted loss per common share for all periods presented is computed based on the weighted average common shares outstanding during the year as defined by Statement of Financial Accounting Standards, No. 128, "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect would be anti-dilutive.

(S) STOCK OPTIONS AND WARRANTS

In accordance with Statement of Financial Accounting Standards No. 123, ("SFAS 123") the Company has elected to account for stock options and warrants issued to employees under Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25") and related interpretations. The Company accounts for stock options and warrants issued to non-employees for services under the fair value method of SFAS 123. Compensation cost for stock based compensation to employees and non-employees is recorded on the date of grant based on the quoted market price of the Company's common stock.

(T) RECLASSIFICATION

Certain amounts from prior periods have been reclassified to conform to the current year presentation.

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2002 consisted of the following:




Manufacturing equipment                                                $ 20,000
Computer equipment                                                        2,583
Office equipment                                                          2,939
                                                                       --------
                                                                         25,522
Less accumulated depreciation                                            (2,861)
                                                                       --------

                                                                       $ 22,661
                                                                       ========

Depreciation expense for the year ended December 31, 2002 and 2001 was $1,634 and $334, respectively.

NOTE 3 INTANGIBLE ASSETS

In  2001,   the  Company   entered  into  a  purchase                  $ 44,000
agreement to acquire intellectual property rights, software and know-how to a computer mouse in exchange for preferred

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002


         stock  having an  aggregate  fair value of $42,000.  Also in 2002,  the
         Company paid $2,000 to protect the  intellectual  property  rights (See
         Note 9(A)) In 2002,  the Company  entered  into an agreement to acquire computer  software  and  licenses  for a website in exchange for common
         stock having an aggregate fair value of $53,957 (See Note 9(B))                                     53,957
                                                                                                   ----------------
                                                                                                   $         97,957
                                                                                                   ================

NOTE 4 ACCOUNTS PAYABLE AND ACCRUED EXPENSES

       The following schedule reflects accounts payable and accrued expenses as of December 31, 2002:

       Accounts payable                                                                            $        165,915
       Accrued interest payable                                                                              22,900
       Other accrued liabilities                                                                             37,811
                                                                                                   ----------------

                                                                                                   $        226,626
                                                                                                   ================

NOTE 5 LOAN PAYABLE - OFFICER

The Company has received advances from an officer who provided funding for working capital requirements used to pay operating expenses incurred by the Company. During 2002, $35,647 of this payable was converted into 297,063 shares of the Company's common stock. The advances are non-interest bearing and due on demand. As of December 31, 2002, $9,663 was due to this officer.

NOTE 6 NOTES PAYABLE

In order to provide working capital and financing for the Company's expansion, as of May 15, 2002, the Company entered into a securities purchase agreement and related agreements with four accredited investors (the "Purchasers") for the purchase of $500,000 of the Company's 12% convertible debentures in two traunches of $250,000 each. The debentures bear interest at a rate of 12% per annum, payable either quarterly or at the time of conversion in common stock or cash at the option of the Purchasers. On May 15, 2002, the Company received the first traunche of $250,000. On August 21, 2002, the agreement was amended whereby the Company received $55,000 of the second traunche on August 21 with the balance of $195,000 to be received by the Company within five business days following the effective date of the registration statement filed to register the common shares discussed in the fourth paragraph of this note. The remaining $195,000 (net of legal and consulting fees of $56,250) was received December 10, 2002. Interest expense on the debentures, in the amount of $22,900, has been accrued and charged to operations for the year ended December 31, 2002.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

As part of the agreement, the Purchasers received three-year term warrants to purchase 3 shares of the Company's common stock for each $1.00 invested exercisable at $.05 per share. The fair value of the warrants issued in May, August and December amounted to $111,000, $10,000 and $88,000, respectively, using the Black-Scholes option pricing model in accordance with SFAS 123 with the following assumptions: dividend yield of zero, expected volatility of 258%, 167% and 413%, risk-free interest rate of 4%, 3% and 3% and an expected life of three years, respectively. Accordingly, an aggregate of $80,041 has been recognized as interest and financing costs and an aggregate of $128,959 has been recorded as deferred financing costs which shall be amortized over the remaining life of the convertible debentures.

The debentures are convertible into shares of common stock at the lesser of $0.05 per share or the average of the lowest three intraday trading prices of a share of common stock during the twenty trading days immediately preceding conversion date discounted by 50% (See Note 12). Pursuant to the rules and regulations of the SEC regarding beneficial conversion features, the Company has expensed as interest and financing costs the excess of the fair market value of the common stock at the debenture issuance date over the conversion price which amounted to an aggregate of $500,000 (limited to total equity raised) and has been included in additional paid-in capital.

The Company has reserved 28,000,000 shares of authorized but un-issued common stock for issuance to the convertible debenture holders upon exercise in full of the entire principal amount of $500,000 plus the accrued interest upon conversion into shares of common stock. The Company will also, on a best efforts basis, register 200% of the shares of common stock underlying the warrants to be issued and the shares of common stock into which the convertible debentures may be converted.


The following schedule reflects notes payable at December 31, 2002:

Notes payable,  bearing 12% interest  payable  quarterly,  convertible to shares of        $         500,000
 common stock (see above),  unsecured,  due at various dates  through  December 10,
 2003

Note payable, non-interest bearing (See Note 9(E) for warrants issued in lieu of interest), convertible to shares of common stock at $1.50 per share, unsecured,
 due March 23, 2003 (this note is currently being renegotiated)                                       50,000
                                                                                           -----------------

    Total - All Short-Term                                                                 $         550,000
                                                                                           =================

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002






NOTE 7 INCOME TAXES

       The American parent company and its American subsidiary and the United Kingdom subsidiary file separate tax returns. Income tax expense (benefit) for the years ended December 31, 2002 and 2001 is summarized as follows:

                                                  2002                  2001
                                           ----------------      ----------------
Current:
  Federal                                  $             --                    --
  State                                                  --                    --
  Foreign                                                --                    --

Deferred:
  Federal and state                                      --                    --
  Foreign                                                --                    --
                                           ----------------      ----------------

Income tax expense (benefit)               $             --      $             --
                                           ================      ================


       The American parent company and its American subsidiary's tax expense differs from the "expected" tax expense for the years ended December 31, 2002 and 2001 (computed by applying U.S. Federal Corporate tax rate of 34 percent to income before taxes), as follows:

                                                                               2002          2001
                                                                             ---------     ---------
Computed "expected" tax expense (benefit)                                    $(527,708)    $ (46,283)
Effect of unused net operating loss carryforwards                              527,708        46,283
                                                                             ---------     ---------
                                                                             $      --     $      --
                                                                             =========     =========

The tax effects of temporary differences that give rise to significant portions of deferred tax assets for the American parent company and its American subsidiary at December 31, 2002 are as follows:

                                                                               2002          2001
                                                                             ---------     ---------
Deferred tax assets:
  Net operating loss carryforwards                                           $ 700,775     $ 173,067
                                                                             ---------     ---------
  Total gross deferred tax assets                                              700,775       173,067
  Less valuation allowance                                                    (700,775)     (173,067)
                                                                             ---------     ---------

Net deferred tax asset                                                       $      --     $      --
                                                                             =========     =========

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

At December 31, 2002, the American parent company and its American subsidiary had net operating loss carryforwards of approximately $2,061,100 for income tax purposes, available to offset future taxable income expiring on various dates through 2022. The valuation allowance at December 31, 2001 was $173,067. The net change in the valuation allowance during the year ended December 31, 2002 was an increase of $527,708.

The United Kingdom subsidiary has also incurred substantial net operating losses which result in no income tax expense or (benefit) for the years ended December 31, 2002 and 2001. The subsidiary's available net operating loss carryforward of approximately $507,900 results in a deferred tax asset of $152,370 (computed by applying the United Kingdom tax rate of 30%) which has been fully offset by a valuation allowance.

NOTE 8 COMMITMENTS AND CONTINGENCIES

(A) CAPITAL LEASE AGREEMENT

The Company leased a vehicle under a capital lease. The agreement stipulated monthly installment payments for a 36-month period commencing in September 1999 with the last payment including a balloon payment due in 2002. During 2001, the lease was terminated and the Company returned the vehicle to the lessor. At December 31, 2001, there was a remaining unpaid balance of $14,351 due on this lease which was subsequently paid off by the Company .

(B) MANUFACTURING AGREEMENT

In April 2002, the Company entered into a manufacturing agreement with an independent contractor to manufacture the QUILL computer mouse under the terms and conditions enumerated in such agreement. The Company does not have a fixed purchase commitment under this agreement. However, according to the terms of the agreement, there is a minimum order quantity of 5,000 pieces. Production began at the beginning of October 2002 and shipments began at the end of October 2002. The Company ordered and received an aggregate of 5,000 pieces during 2002.

(C) SERVICE AND CONSULTING AGREEMENTS

In July 2001, the Company entered into an agreement with a consultant to provide corporate promotional services to the Company. In consideration for the providing of these promotional services, the Company issued 250,000 shares of common stock to the consultant in August 2001 (See Note 9(B)). The Company will also reimburse the consultant for itemized and invoiced costs associated with providing the promotional services.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

On September 26, 2001, the Company entered into a one-year corporate financing consultancy agreement with a consultant to specifically assist with potential financial requirements, mergers and acquisitions, corporate capitalization and strategic development. For these future services the consultant received 500,000 shares of common stock valued at $0.10 per share for a total of $50,000. Certificates for these shares were not physically issued by the Company until April 2002 (See Note 9(B)).

NOTE 9 STOCKHOLDERS' DEFICIENCY

(A) PREFERRED STOCK

The Company designated 700,000 shares of its preferred stock as "Series 1 Convertible Preferred Stock". The par value of the series was $.0001. Each preferred share was convertible into ten shares of common stock of the Company. Each share of the Series 1 stock was entitled to one vote on all matters on which such stockholders were lawfully entitled to vote and were not entitled to receive dividends.

In July 1999, the Company issued 700,000 shares of Series 1 Convertible Preferred Stock valued at $31,168 pursuant to an Agreement and Plan of Reorganization with Designer Appliances Limited (See Note 1(A)).

In May 2001, the 700,000 shares of preferred stock were converted into 7,000,000 shares of common stock at par value.

In July 2001, the Company entered into a purchase agreement with two individuals who held the intellectual property rights, software and know-how to a computer mouse known as the "QUILL". Under the terms of the agreement, the Company acquired all of the sellers' rights, title and interest in the QUILL in exchange for 220,000 Series 1 convertible preferred shares. The agreement also calls for the issuance of an additional 200,000 shares of Series 1 convertible preferred shares upon the Company receiving an approval for the United Kingdom patent rights to the QUILL, which was granted in January 2002. These preferred shares will convert 1:10 into 4,200,000 shares of common stock upon the QUILL generating $1,000,000 net profit after tax averaged over four fiscal quarters within five years from the signing of the agreement. However, if the $1,000,000 net profit requirement is not met within five years from the signing of the agreement, then these preferred shares will convert 1:1 into 420,000 shares of common stock. Since the $1,000,000 net profit requirement is a contingency, the convertible preferred shares were valued based on the 1:1 conversion ratio using the value of recent cash sales of the common stock at $.10 per share, for a total fair value of $42,000, of which $20,000 and $22,000 was recognized in 2002 and 2001, respectively. The 420,000 preferred shares were issued on April 22, 2002 (See Note 3).

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

(B) COMMON STOCK

During 2002, the Company entered into an agreement to acquire a software license agreement with an estimated useful life of three years and one-year maintenance contract in exchange for 539,568 common shares to be issued. The shares were valued for financial accounting purposes at $.12 per share based on the closing price on the effective date of the agreement for an aggregate value of $64,748, which the Company allocated $53,957 to the software license agreement and $10,791 to the maintenance contract.

During 2002, the Company received an aggregate of $47,800 for the purchase of shares under an option agreement effective October 29, 2002.

On October 17, 2002, the Company authorized the issuance of an aggregate of 1,085,535 common shares for services rendered by several individuals (of which 856,963 shares were to two officers) valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $227,962, which was recognized as an expense during 2002.

On October 23, 2002, the Company entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and (2) design, develop and market a website for the Company. In return, the consultant shall receive for each month: (1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock of the Company and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. Payments shall be made quarterly and 500,000 common shares shall be issued upon execution of the agreement. The commencement date of this contract has been delayed as the Company contends the services have not yet begun.

In May 2002, the Company issued 40,000 shares of common stock for $5,000.

In May 2002, the Company issued 300,000 common shares having a fair value of $27,000 as a consultant fee in connection with the convertible debentures issued in May 2002 (See Note 6).

In March 2002, a $100,000 long-term note payable was converted into 833,333 shares of restricted common stock at $0.12 per share.

In March 2002, the President of the Company purchased 333,333 shares of restricted common stock for a total price of $40,000 in exchange for a subscription receivable. The Company received the $40,000 during the second quarter of 2002.

In March 2002, loans payable to a stockholder amounting to $35,647 as of that date were converted into 297,063 shares of restricted common stock.

In January 2002, the Company issued 61,000 shares of common stock for services having a fair value of $23,100.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

During 2001, the Company issued 2,200,000 common shares valued at $0.10 per share for executive compensation and 250,000 common shares valued at $0.10 per share for services (See Note 8(C)). The aggregate value of these shares was $245,000.

In August 2001, the Company issued 600,000 shares of restricted common stock at $0.10 per share for a total proceeds of $60,000.

In September 2001, the Company entered into a one-year financial consulting agreement whereby the Company issued 500,000 shares of common stock having a fair value of $50,000 in exchange for these services (See Note 8(C)). These common shares were issued in April 2002 and are reflected in the financial statements as common stock to be issued at December 31, 2001. The cost of the agreement was amortized over its one-year life and consulting expense of $37,500 and $12,500 was recognized during 2002 and 2001, respectively.

(C) COMMON STOCK TO BE ISSUED

On May 31, 2002, the Company entered into an agreement to acquire computer software and licenses and a one-year service contract for the establishment of a website, database management for users and products, inventory management, and point of sale service. The seller agreed that they would accept payment in common stock of the Company amounting to 539,568 shares to be issued having an aggregate fair value of $64,748 based on the most recent closing price of $0.12 per share. Based on the vendor's estimated price for the software and service contract, a pro rata allocation was made to intangible assets of $53,957 and prepaid service expenses of $10,791, respectively. In addition, $6,293 of expense was recognized for the portion of the service contract that was used as of December 31, 2002.

(D) WARRANTS

On October 17, 2002, the Company authorized the issuance of an option to a consultant to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years. The fair value of the option was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 357%, risk-free interest rate of 2.0% and an expected life of two years and amounted to $21,000, which was recognized as an expense during 2002.

On October 29, 2002, the effective date of the agreement, the Company elected a new non-executive member to the Company's Board of Directors. In connection with this election, the Company granted said director a one-year option exercisable immediately to purchase up to 588,235 restricted shares of the Company's common stock at $.085 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 170%, risk-free interest rate of 2.0% and an expected life of one year and amounted to $95,000, which shall be recognized during 2002.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

In connection with a $100,000 loan received in March 2000, the Company issued 100,000 warrants, which are convertible at the rate of one warrant per one share of common stock at an exercise price of $1.75 per share. Using the Black-Scholes model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 0%, risk-free interest rate of 6.19% and a term of three years.

In connection with a $50,000 note received in March 2000, the Company issued 50,000 warrants, which are convertible into 50,000 shares of common stock at an exercise price of $1.75 per share. Using the Black-Scholes model, the warrants were valued at $0 using the following assumptions; no annual dividend, volatility of 0%, risk-free interest rate of 6.19% and a term of three years.

NOTE 10 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a net loss of $1,571,853, a negative cash flow from operations of $497,417, a working capital deficiency of $644,065 and a stockholders' deficiency of $522,447. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's plans include obtaining additional financing for which they are currently in active negotiations with several financing institutions and increasing sales of the QUILL computer mouse.

NOTE 11 SUBSEQUENT EVENTS

On February 5, 2003, the Company entered into a two-month non-exclusive agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive up to 2,000,000 shares whereby 1,251,000 shares of S-8 registered shares were issued upon the effective date of the agreement for the initial period. This agreement expired on February 4, 2003 and has not been extended. The 1,251,000 shares were issued on February 5, 2003 and valued for financial accounting purposes at $62,500, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings.

                     TORBAY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

On February 6, 2003, the Company entered into a one-year non-exclusive agreement with a consultant to provide strategic planning services. The agreement calls for the consultant to receive 250,000 shares of restricted common stock upon the effective date of the agreement for the initial period. The consultant is entitled to an additional 500,000 shares upon the consultant's identifying and introducing and the Company closing on agreements with European community contacts. The 250,000 shares are to be issued and were valued for financial accounting purposes at $15,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings.

On February 7, 2003, the Company entered into an agreement whereby the Company received the exclusive license of software named NIB Version1.0, which automatically actuates contextual menus in computer programs without the need to use or click a computer mouse button. In consideration, the Company has agreed to issue 100,000 shares of common stock valued for financial accounting purposes at $6,000, the fair market value of the common stock on the effective date of the agreement based on concurrent cash offerings. Also, the Company is required to pay royalty payments to the consultant at a rate of $3 per copy of the software that is distributed in any manner. The minimum royalties are $500 for the second quarter of 2003, $1,000 for the third quarter for 2003, $2,000 for the fourth quarter of 2003 and $3,000 per quarter thereafter. The term of the agreement is perpetual provided the Company continues to pay the royalty payments within 120 days after the end of each quarter and abides by the other terms of the agreement.

As of April 4, 2003, a portion of the notes payable in the amount of $60,000 were converted into 5,666,422 shares of common stock.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee               $      65.53
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          5,000.00
                                    -----------
                         TOTAL       $50,065.53*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

         During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

         On July 23, 1999, pursuant to an Agreement and Plan of Reorganization among Torbay, Designer Appliances, Ltd. ("DAL"), and the shareholders of DAL, the outstanding shares of DAL were exchanged for an aggregate of 700,000 shares of Series 1 Convertible Preferred Stock of Torbay pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission. Such preferred shares were subsequently converted into shares of common stock. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On July 23, 1999, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 4,850,000 shares of common stock to 19 investors for an aggregate consideration of $600,000. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         During 2000, pursuant to Rule 506 of Regulation D of the General Rules and Regulations of the Securities and Exchange Commission, Torbay issued an aggregate of 50,000 shares of common stock to 300 accredited investors for an aggregate consideration of $5. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On October 26, 1999, pursuant to the Agreement and Plan of Merger of Torbay Acquisition Corporation with and into Torbay Holdings, Inc., Torbay Holdings issued 250,000 shares of common stock pursuant to Rule 506 of Regulation of the General Rules and Regulations of the Securities and Exchange Commission to TPG Capital Corporation in exchange for all the outstanding shares of common stock of Torbay Acquisition Corporation. This sale was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In January 2001 the Company issued 1,000,000 shares of its common stock to two individuals for a cash purchase at approximately $.10 per share. The Company also issued 200,000 shares of its common stock to an aggregate of three individuals for a cash purchase valued at approximately $.25 per share This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings. In May 2001 the Company issued an aggregate of 7,000,000 shares of its common Stock to an aggregate of nineteen individuals upon conversion of outstanding convertible preferred shares. No additional consideration was paid upon the exchange. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In September 2001 the Company issued 2,200,000 shares of its common stock to four individuals for services rendered to the Company. Such shares were issued in lieu of payment and were valued at $.10 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In August 2001 the Company issued 600,000 shares of restricted common stock to three individuals at a purchase price of $0.10 per share for cash proceeds of $60,000. The Company also issued 250,000 shares of restricted common stock to one entity for services rendered to the Company. Such shares were issued at $.10 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In January and February 2002, the Company issued 61,000 shares of its common stock to three individuals for consulting and legal services rendered to the Company having a fair value of $23,100. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In April 2002 the Company authorized the issuances of an aggregate of 420,000 shares of the Company's preferred shares to an aggregate of three people in connection with the Company's purchase of intellectual property rights. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In May 2002 the Company's board of directors authorized the issuance of the following shares of common stock.

     o The Bonaccorde Trust - 833,333 shares in exchange for the cancellation of a $100,000 long-term note, valued at $.12 per share;

     o Alexander Gordon Lane - 297,063 shares in exchange for the forgiveness of loans payable in the amount of $35,647, valued at $.12 per share;

     o William Thomas Large - 333,333 shares for the cash purchase price of $40,000, valued at $.12 per share; and

     o Glen Michaels Financial, Inc. - 500,000 shares for consulting services rendered to the Company.

This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         To obtain funding for our ongoing operations, on May 15, 2002, the Company entered into a securities purchase agreement with an investment group to raise up to $500,000 through the sale to the investors of the Company's 12% secured convertible debentures with warrants to purchase up to 1,500,000 shares of our common stock. Upon execution of the securities purchase agreement, the investors purchased $250,000 in principal amount of our 12% secured convertible debentures with related warrants to purchase 750,000 shares of the Company's common stock. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In May 2002 we issued 40,000 shares to one individual for a cash purchase price of $.125 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were sophisticated investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In August 2002 we issued $55,000 of our 12% secured convertible debentures and issued warrants to purchase 165,000 shares of our common stock exercisable at $.05 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On October 17, 2002, we authorized the issuance of an aggregate of 1,085,715 common shares (of which 856,963 shares were issued to two officers of Torbay, Messrs. Large and Lane) for services rendered by several individuals valued for accounting purposes at $.21 per share (the most recent closing price) for an aggregate amount of $228,000, which shall be recognized as an expense during the fourth quarter of 2002. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On October 17, 2002, we authorized the issuance to a consultant an option to purchase up to 100,000 common shares at $.21 per share exercisable after one year and expiring after three years. This issuance was exempt under
Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         On October 23, 2002, we entered into a six-month agreement with a consultant whereby the consultant shall (1) distribute via targeted email a two-page "Highlighter" to attract new investors and (2) design, develop and market a website for us. In return, the consultant shall receive for each month:
(1) for months one through three, $30,000 (at the average trading price of the previous month) of restricted common stock and (2) for months four through six, $30,000 in the form of half cash and half stock or all cash or all stock by agreement. Payments shall be made quarterly and 500,000 common shares were issued upon execution of the agreement. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

            On October 29, 2002, the effective date of the agreement, the Company elected a new non-executive member to our Board of Directors, Thomas Anthony Marchant. In connection with this election, we granted Mr. Marchant a one-year option exercisable immediately to purchase up to 588,235 restricted shares of our common stock at $.085 per share. The fair value of the warrants was calculated using the Black-Scholes pricing model with the following assumptions: dividend yield of zero, expected volatility of 170%, risk-free interest rate of 2.0% and an expected life of one year and amounted to $95,000, which shall be recognized during the fourth quarter of 2002. In August 2002, we received an advance of $47,800 towards the exercise of this option which was used to purchase 562,353 shares during the fourth quarter. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         In December 2002 we issued $195,000 of our 12% secured convertible debentures and issued warrants to purchase 585,000 shares of our common stock exercisable at $.05 per share. This sale was exempt under Section 4(2) of the Securities Act of 1933. No advertising or general solicitation was employed in offering the securities. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 16, 2003 for the sale of (i) $250,000 in convertible debentures and (ii) warrants to buy 500,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these convertible debentures and warrants. The investors have provided us with an aggregate of $250,000 as follows:

o        $50,000 was disbursed on April 16, 2003;

o        $25,000 was disbursed on May 13, 2003;

o        $35,000 was disbursed on June 20, 2003; and

o        $140,000 was disbursed on July 18, 2003.

         Accordingly, we have received a total of $250,000 pursuant to the Securities Purchase Agreement.

         The debentures bear interest at 12%, mature on one year from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.05 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the debentures may be converted. Except as otherwise noted, the investors were accredited investors and transfer was restricted by Torbay in accordance with the requirements of the Securities Act of 1933. In addition the investors were provided with access to our Securities and Exchange Commission filings.

         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with the Company.

         ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Torbay Holdings, Inc., a Delaware corporation.

2.1 Agreement and Plan of Merger between Torbay Acquisition Corporation and Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.1 Certificate of Incorporation of Torbay Holdings, Inc., as amended filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

3.2 By-Laws of Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.1 Certificate of Designation with respect to Series 1 Convertible Preferred Stock of Torbay Holdings, Inc. filed as an exhibit to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 1999 and incorporate herein by reference

4.2 Form of Common Stock Certificate filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

5.1 Opinion of legal counsel.*

10.1 Deed of Assignment of Intellectual Property Rights by W. Thomas Large to Designer Appliances Ltd. dated June 10, 1999 filed as an exhibit to the Company's Current Report on Form 8-K/A, filed with the Securities and Exchange Commission on January 10, 2000 and incorporated herein by reference

10.2 Agreement among Michael Beard, 3T Designs Ltd. and Designer Appliances Ltd. dated June 12, 1999 with respect to registered and unregistered design rights filed as an exhibit to the Company's Registration Statement on Form SB-2 (Registration No. 333-93847), filed with the Securities and Exchange Commission on December 30, 1999 and incorporate herein by reference

10.3 Manufacturing Agreement between the Company and Dynapoint, Inc. dated April 16, 2002 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.4 Intellectual Property Rights Purchase Agreement dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.5 Patent Assignment Agreement relating to "Fatigue Relief" dated July 12, 2001 filed as exhibit to the Company's Report on Form 10-KSB, filed with the Securities and Exchange Commission on April 29, 2002 and incorporated herein by reference

10.6 Securities Purchase Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd, Pegasus Capital Partners, LLC and the Company filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.7 Form of Stock Purchase Warrant dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.8 Form of Secured Convertible Debenture dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.9 Security Agreement dated May 15, 2002 filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.10 Form of Registration Rights Agreement dated May 15, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and the Company, filed as an exhibit to the Company's Form 10-QSB filed with the Commission on May 15, 2002 and incorporated herein by reference

10.11 Amendment No. 1 to the Securities Purchase Agreement, filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.12 Stock Purchase Warrants for AJW Qualified Partners, LLC, filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.13 Stock Purchase Warrants for AJW Offshore, Ltd., filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.14 Stock Purchase Warrants for New Millennium Capital Partners II, filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.15 Stock Purchase Warrants for AJW Partners, LLC, filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.16 Amendment No. 2 to the Securities Purchase Agreement, filed as an exhibit to the Company's Form SB-2 filed with the Commission on January 3, 2003 and incorporated herein by reference.

10.17 Securities Purchase Agreement dated April 16, 2003 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, AJW Limited Partners, Ltd. and the Company. *

10.18 Registration Rights Agreement dated April 16, 2003 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, AJW Limited Partners, Ltd. and the Company. *

10.19 Security Agreement dated April 16, 2003 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, AJW Limited Partners, Ltd. and the Company. *

10.20 Guaranty and Pledge Agreement dated April 16, 2003 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, AJW Limited Partners, Ltd. and the Company and William T. Large. *

10.21 Secured Convertible Debenture dated April 16, 2003 with AJW Qualified Partners LLC *

10.22 Secured Convertible Debenture dated April 16, 2003 with AJW Offshore Ltd.
*

10.23 Secured Convertible Debenture dated April 16, 2003 with AJW Partners LLC*

10.24 Stock Purchase Warrants for AJW Qualified Partners, LLC, dated April 16, 2003. *

10.25 Stock Purchase Warrants for AJW Offshore, Ltd., dated April 16, 2003. *

10.26 Stock Purchase Warrants for AJW Partners, LLC, dated April 16, 2003. *

10.27 Secured Convertible Debenture dated May 15, 2003 with AJW Partners LLC *

10.28 Secured Convertible Debenture dated May 15, 2003 with AJW Qualified Partners LLC. *

10.29 Secured Convertible Debenture dated May 15, 2003 with AJW Offshore Ltd. *

10.30 Stock Purchase Warrants for AJW Qualified Partners, LLC, dated May 15, 2003. *

10.31 Stock Purchase Warrants for AJW Offshore, Ltd., dated May 15, 2003. *

10.32 Stock Purchase Warrants for AJW Partners, LLC, dated May 15, 2003. *

10.33 Secured Convertible Debenture dated June 20, 2003 with AJW Partners LLC*

10.34 Secured Convertible Debenture dated June 20, 2003 with AJW Offshore Ltd. *

10.35 Stock Purchase Warrants for AJW Partners, LLC, dated June 20, 2003. *

10.36 Stock Purchase Warrants for AJW Offshore, Ltd., dated June 20, 2003. *

10.37 Secured Convertible Debenture dated July 18, 2003 with AJW Qualified Partners LLC *

10.38 Secured Convertible Debenture dated July 18, 2003 with New Millennium Capital Partners II, LLC. *

10.39 Secured Convertible Debenture dated July 18, 2003 with AJW Offshore Ltd. *

10.40 Secured Convertible Debenture dated July 18, 2003 with AJW Partners LLC. *

10.41 Stock Purchase Warrants for AJW Qualified Partners, LLC, dated July 18, 2003. *

10.42 Stock Purchase Warrants for New Millennium Capital Partners II, LLC, dated July 18, 2003. *

10.43 Stock Purchase Warrants for AJW Partners, LLC, dated July 18, 2003. *

10.44 Stock Purchase Warrants for AJW Offshore, Ltd., dated July 18, 2003. *

10.45 Letter Agreement entered between the Company AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd, AJW Limited Partners, Ltd. *

23.1 Consent of Weinberg & Co. P.A. *

23.2 Consent of legal counsel (incorporated into exhibit 5.1)

* Filed Herewith


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Hempstead, State of New York, on July 29, 2003.

                              TORBAY HOLDINGS, INC.





By: /s/ William Thomas Large
    ---------------------------------------
    William Thomas Large, Chief Executive Officer, President
     and Director



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                                         TITLE                                             DATE

/s/ William Thomas Large                      President, Chief Executive Officer,               July 29, 2003
--------------------------------              Principal Executive Officer, Principal
    William Thomas Large                      Financial Officer, Principal Accounting
                                              Officer and Director


/s/ Alexander Gordon Lane                     Chairman and Acting Secretary                     July 29, 2003
--------------------------------
    Alexander Gordon Lane


/s/   Thomas A. Marchant                      Director                                          July 29, 2003
--------------------------------
    Thomas A. Marchant